Exhibit 10.1

Amended and Restated License and Supply Agreement

This Amended and Restated License and Supply Agreement (the “Amendment”) is made effective as of June 16, 2021, by and between Biofrontera Pharma GmbH, a German corporation with its principal offices at Hemmelrather Weg 201, 51377 Leverkusen, Germany (“PHARMA”), Biofrontera Bioscience GmbH, a German corporation with its principal offices at Hemmelrather Weg 201, 51377 Leverkusen, Germany (“BIOSCIENCE”) and Biofrontera Inc., a Delaware corporation with its principal place of business at 120 Presidential Way, Suite 330, Woburn, MA 01801, USA (“INC”). PHARMA and INC may collectively be referred to as the “Original Parties.” PHARMA, BIOSCIENCE, and INC may collectively be referred to as the “Parties” or individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings assigned to them in the LSA.

Amendment Recitals

Whereas, the Parties have entered into a License and Supply Agreement, dated as of October 1, 2016, which was first amended as of July 01, 2019 (with said first amendment erroneously referring to the LSA’s effective date as July 15, 2016) (collectively, the “LSA”);

Whereas, the LSA is based on a mutual understanding that is not in every respect detailed in the Agreement; and

Whereas, the Parties wish to modify or specify the respective aspects of the LSA, including but not limited to the inclusion of BIOSCIENCE as a Party to the LSA.

Now, therefore, in consideration of the foregoing and the agreements contained here, the Parties hereto, intending to be legally bound hereby agree as follows:

Amended Agreement

RECITALS

(A)	PHARMA is a subsidiary of Biofrontera AG, Hemmelrather Weg 201, 51377 Leverkusen, Germany. The Biofrontera group, currently consisting of Biofrontera AG and its wholly- owned US subsidiary INC and German subsidiaries PHARMA, Biofrontera Bioscience GmbH, Biofrontera Development GmbH and Biofrontera Neuroscience GmbH, Hemmelrather Weg 201, 51377 Leverkusen, Germany. The group is specializing in the development and marketing of drugs for the care and treatment of dermatological and inflammatory diseases. Biofrontera Bioscience GmbH is, within Biofrontera group, responsible for drug development and registration and the holder of the group’s medicinal product approvals. PHARMA is responsible for marketing and sales as well as licensing of the products to Third Parties (as hereafter defined).

(B)	One of PHARMA’s key projects is the manufacturing and sales of pharmaceutical formulations with BF-200 ALA, containing the active ingredient 5-aminolevulinic acid (the “Substance”) in soluble BF-200 nano-vesicles, and of the PDT lamp BF-RhodoLED®. BF-200 ALA drug product is already being commercialized in various countries in Europe as a gel under PHARMA’s trademark AMELUZ® in units, i.e. tubes, each containing two (2) grams, and is hereinafter referred to as the “Product”. The Product is dedicated to be used for the photodynamic treatment of actinic keratosis/non-melanoma skin cancer (the “Field”). Photodynamic treatment requires a light illumination, for which BF-RhodoLED® is designed. The approval granted by the U.S. Food and Drug Administration (“FDA”) covers the lesion- and field-directed treatment of mild to moderate actinic keratosis on the face and scalp using the combination of Ameluz® with the lamp BF-RhodoLED® (the “Lamp”). For the avoidance of doubt, the term “Lamp” shall be construed to apply to all current and future iterations of the BF-RhodoLED®, including but not limited to the “BF-RhodoLED® XL”.

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(C)	Both, patents and trademarks to Product and Lamp, each as listed in Exhibit Recital (C), are owned by PHARMA or by BIOSCIENCE and exclusively licensed, with the right to grant sublicenses, to PHARMA with the purpose of sales and marketing and/or further out licensing to Third Parties. The patents listed in Recital (C) are hereinafter referred to as the “PHARMA Patent Rights”, and the trademarks listed in Recital (C) are hereinafter referred to as the “PHARMA Trademark Rights”. Biofrontera Bioscience GmbH has obtained a centralized European approval for marketing the Product in the European Union under the trademark AMELUZ®, the rights to which are part of the PHARMA Trademark Rights. It has further received an approval by the U.S. Food and Drug Administration for marketing the product in the United States of America under the same trademark and in combination with the PDT-lamp BF-RhodoLED®.

(D)	INC is a pharmaceutical company well established in the United States of America and is dedicated to, among other things, the commercialization of innovative ethical pharmaceuticals, medical devices and medical cosmetics.

(E)	INC is interested in taking out an exclusive license from PHARMA and BIOSCIENCE to make use of the aforementioned Patents and Trademarks, and to market and sell Product and Lamp in the U.S. after purchasing from PHARMA the Product and the Lamp, and PHARMA and BIOSCIENCE are prepared, subject to the terms and conditions of this Agreement, to both grant INC such a license and to supply INC with the Product and the Lamp.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS

1.	DEFINITIONS.

For purposes of this Agreement, the following capitalized terms shall have the following meanings:

1.1.	“Agreement” shall mean this Agreement and all Exhibits attached hereto, and the terms “herein”, “hereunder”, “hereto” and such similar expressions shall refer to this Agreement.

1.2.	“Breaching Party” shall have the meaning as set forth in Section 16.3.

1.3.	“PHARMA IP” shall mean the PHARMA Patent Rights and the PHARMA Trademark Rights.

1.4.	“PHARMA Know-How” shall mean (i) all Information which is Controlled by PHARMA or its Affiliates as of the Effective Date or which becomes Controlled by PHARMA or its Affiliates at any time during the Term and (ii) which is reasonably necessary for INC to exploit the License. Notwithstanding anything herein to the contrary, PHARMA Know- How excludes published PHARMA Patents.

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1.5.	“PHARMA Technology” shall mean the PHARMA Patent Rights and the PHARMA Know-How.

1.6.	“PHARMA Patent Rights” shall have the meaning as set forth in Recital (C).

1.7.	“PHARMA Trademark Rights” shall have the meaning as set forth in Recital (C), and ‘‘PHARMA Trademark(s)” shall mean any trademark covered by the PHARMA Trademark Rights.

1.8.	“Change of Control” shall mean with respect to a Party, any of the following events occurring after the Effective Date: (i) any Third Party, together with its Affiliates directly or indirectly is or becomes the record or beneficial owner (provided that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), whether in one or a series of transactions, of fifty percent (50%) or more of the total voting power of all classes of capital stock then outstanding of such Party exercisable at any meeting of the shareholders of that Party; (ii) such Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Party, in either event pursuant to a transaction in which fifty percent (50%) or more of the total voting power of all classes of capital stock then outstanding of such Party exercisable at any meeting of shareholders of that Party is acquired by any Third Party or its Affiliates; (iii) such Party sells all or substantially all of its assets to any Third Party; or (iv) any Third Party has the right to control the supervisory board and/or the executive board of directors or equivalent governing body of such Party or the ability to cause the direction of the management or policies of such Party.

1.9.	“Claims and Liabilities” shall have the meaning as set forth in Section 15.1.

1.10.	“Commercial Year” is the twelve (12) months period each year following the first day of the calendar month (or the anniversary, respectively) after the date of the First Commercial Sale.

1.11.	“Confidential Information” shall mean and include any scientific, technical, trade or business information possessed, obtained by, developed for or given to the Disclosing Party which is treated by the Disclosing Party as confidential or proprietary including research materials, formulations, techniques, methodology, assay systems, formulae, procedures, tests, equipment, data, reports, know how, any information relevant to obtain and/or maintain Regulatory Approval, sources of supply, patent positioning, relationships with consultants and employees, business plans and business developments, information concerning the existence, scope or activities of any research, development, manufacturing, marketing or other projects of the Disclosing Party, and any other confidential information about or belonging to the Disclosing Party’ s suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others, that the Disclosing Party is authorized to disclose under a confidentiality agreement.

1.12.	“Control” or “Controlled” shall mean with respect to any (i) item of information, including, without limitation, know-how, or (ii) intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the ability to grant to the other Party access or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

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1.13.	“Disclosing Party” shall have the meaning set forth in Section 13.2 hereof.

1.14.	“Effective Date” of this Agreement shall mean the date on which this Agreement is executed by the duly authorized representatives of each of the Parties hereto. If the Agreement is not executed by both Parties on the same day, the later date shall be the “Effective Date”.

1.15.	“Field” shall have the meaning of non-melanoma skin cancer or any other disease of the skin that will be treated by Photodynamic Therapy with Ameluz® or a similar product combining 5-aminolevulinic acid with a nanoemulsion and a red-light lamp or any other source of light.

1.16.	“First Commercial Sale” shall mean with respect to any Licensed Product in the Territory, the first sale by INC or its Affiliates of any of the Licensed Products for use in the Field.

1.17.	“lmprovement(s)” shall mean and include any and all Inventions, and any and all changes, modifications and amendments to the PHARMA Technology, which: (i) improve the performance, sensitivity and/or specificity of the Licensed Products and/or the Lamp; (ii) reduce any side effects or other adverse effects of the Licensed Products and/or the Lamp; or (iii) reduce the cost and/or increase the efficiency or productivity of the manufacturing and production processes for the Licensed Products and/or the Lamp.

1.18.	“Information” shall mean information and materials relating to the subject matter of this Agreement and including (i) techniques and data, including, but not limited to, screens, models, inventions, methods, test data, including but not limited to, biological, chemical, pharmacological, biochemical, pharmaceutical, toxicological, safety, preclinical and clinical test data, physical and analytical and quality control data, marketing, pricing, distribution, costs, sales data, manufacturing information, and patent and legal data or descriptions (to the extent that disclosure thereof would not result in loss or waiver of privilege or similar protection), (ii) discoveries, trade secrets, specifications, instructions, improvements, processes, formulae, expertise and other technology, (iii) compositions of matter, including but not limited to compounds, biological materials and assays and (iv) regulatory filings, including the eCTD or marketing approval application (MAA). As used herein, “clinical test data” shall be deemed to include all information related to the clinical or preclinical testing of the Substance, a Product, a Licensed Product and/or the Lamp, including without limitation, patient report forms, investigators’ reports, bio statistical, pharma-economic and other related analyses, and the like.

1.19.	“Invention(s)” shall mean and include any and all inventions and discoveries which are, or may be, patentable or otherwise protectable under the patent or other intellectual property laws of any country, which relate to Licensed Products and/or the Lamp, and which are conceived, discovered or reduced to practice during the Term.

1.20.	“Lamp” shall have the meaning as set forth in Recital (B).

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1.21.	“License” shall have the meaning as set forth in Section 2.1.

1.22.	“Licensed Product” shall mean any Product, the use of which by INC, as of the Effective Date, is covered by any claim of any of the PHARMA Patent Rights and/or any of the PHARMA Know-How.

1.23.	“Net Sales” means, with respect to a given period of time, gross sales of Licensed Product in such period in any good faith transaction on an at-arm’s-length basis, less the following Deductions which are actually incurred, allowed or paid:

a.	credits or allowances actually granted for damaged Licensed Product, returns or rejections of Licensed Product, price adjustments and billing errors;

b.	governmental and other rebates (or equivalents thereof) granted to managed health care organizations; pharmacy benefit managers (or equivalents thereof); federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers; or to trade customers;

c.	normal and customary trade, cash and quantity discounts, allowances and credits;

d.	sales taxes, value added taxes and other taxes applied to the sale of Licensed Product to the extent included in the gross amount invoiced; and

e.	Sales of Licensed Product between or among INC and its Affiliates shall be excluded from the computation of Net Sales, but the subsequent final sales of Licensed Product to Third Parties by such Affiliates shall be included in the computation of Net Sales.

1.24.	“Non-Breaching Party” shall have the meaning as set forth in Section 16.3.

1.25.	“Party” or “Parties” shall mean INC or PHARMA, or INC and PHARMA, as the context admits.

1.26.	“Patent(s)” or “Patent Right(s)” shall mean any and all (i) patents, (ii) pending patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (iii) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, (iv) inventor’s certificates, (v) any other form of government-issued right substantially similar to any of the foregoing; and (vi) all German and other foreign counterparts of any of the foregoing.

1.27.	“Product” shall have the meaning as set forth in Recital (B) hereof or any other product combining 5-aminolevulinic acid with a nanoemulsion.

1.28.	“Receiving Party” shall have the meaning set forth in Section 13.2 hereof.

1.29.	“Regulatory Approvals” shall mean and include all licenses, permits, authorizations and approvals (including e.g. CE certificates) of, and all registrations, filings and other notifications to, any Regulatory Authority within the Territory, necessary for the manufacture, production, distribution, marketing, sale and/or use of the Licensed Products and/or the Lamp within the Field and in a particular country or region of the Territory.

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1.30.	“Regulatory Authorities” shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the world involved in the granting of Regulatory Approval for the Licensed Products and/or the Lamp.

1.31.	“Substance” shall have the meaning as set forth in Recital (B) hereof.

1.32.	“Term” shall have the meaning as set forth in Section 16.1.

1.33.	“Territory” shall mean the United States of America including American Samoa, Guam and the U.S. Virgin Islands.

1.34.	“Third Part(y/ies)” shall mean any party other than INC and PHARMA that is neither an Affiliate of INC nor of PHARMA.

1.35.	“Transfer Price” shall have the meaning as set forth in Section 6.2 hereof.

2.	GRANT AND SCOPE OF LICENSE.

License. Pharma and BIOSCIENCE hereby grant to INC, and INC hereby accepts, as of the Effective Date, an exclusive, non-transferable license to use the PHARMA Technology to use, import, export, distribute, market, offer for sale and sell the Licensed Product and the Lamp in the Territory and in the Field, in each case for commercializing the Licensed Product and the Lamp with the right and obligation to use only the PHARMA Trademarks AMELUZ® and BF-RhodoLED®, in accordance with the terms and conditions of this Agreement (the “License”). INC may use third party distributors or service providers to exploit the license if and when commercially reasonable and with the prior written agreement by PHARMA and BIOSCIENCE. INC may, in its reasonable discretion, grant a sub-license under this Agreement if it believes doing so is necessary in order to maximize this Agreement’s value to the Parties. PHARMA and BIOSCIENCE will, following the Effective Date, provide INC access to the PHARMA Know-How for INC to make use of the License, and in particular will share all Information and Know-How reasonably required to obtain registration, reimbursement and subsequently market the Product in the Territory. For the avoidance of doubt, this grant of the License shall effectively enable INC to continue to operate as a legal entity named “Biofrontera Inc” during the effective life of this Agreement.

2.1.	Use and Protection of Trademarks

a.	During the Term, PHARMA will maintain and, if necessary, procure renewal of the PHARMA Trademarks with respect to the Licensed Product and the Lamp, respectively, in the Territory. Unless expressly authorized by PHARMA in writing, INC will not use any of the PHARMA Trademarks listed in Exhibit Recital (C) in any form other than agreed upon with PHARMA. If, during the Term, PHARMA modifies the style of any of the PHARMA Trademarks, INC will be notified without undue delay. In that case, INC will take reasonable measures to adapt its specific way of use of the respective PHARMA Trademark(s) to the new style introduced by PHARMA.

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b.	In order to safeguard PHARMA’ s rights and interests concerning proper use of the PHARMA Trademarks in accordance with Section 2.1a above, INC agrees to comply with branding guidance developed by PHARMA and to provide to PHARMA for its review copies of any advertising materials, websites and any other items, materials and media showing any of the Trademarks, where possible in advance of introduction of the respective materials into the market. INC shall always combine the PHARMA Trademarks with the registration symbol ®. On advertising materials, INC shall, in addition, refer to PHARMA’ s ownership by using the marking legend “… is a registered trademark of . . .” or in some other form as PHARMA may reasonably require from time to time.

c.	INC recognizes PHARMA’ s title to the Trademarks and shall not at any time impair PHARMA’ s rights to any of the PHARMA Trademarks. All uses of the PHARMA Trademarks by INC shall inure to the benefit of PHARMA. INC hereby assigns and transfers to PHARMA any and all trademark rights which may be created by its use of the PHARMA Trademarks.

3.	INC’S OBLIGATIONS.

3.1.	Commercially Reasonable Efforts. INC shall use its commercially reasonable efforts and resources to

	i.	obtain an individual HCPCS code and reimbursement price for the Licensed Product from the Relevant Authorities in the Territory.

	ii.	exploit the License and thus to market the Licensed Product and the Lamp.

	iii.	provide the service and maintenance for the Lamp to customers as instructed and trained by PHARMA.

The standard of such commercially reasonable efforts and resources shall in each case be the efforts and resources that INC would, in accordance with industry standards and practice for a company of comparable size and capability and active in the same business area, use in promoting, detailing and marketing its own pharmaceutical products that are of comparable market potential as the Licensed Product, taking into account product labeling or anticipated labeling, present and future market potential, past performance (if any), economic return potential, medical and clinical considerations, the present and future regulatory environment (including pricing and reimbursement) and competitive market conditions in the Field, all as measured by the facts and circumstances at the time such efforts are due, but without taking into account any payment obligations to PHARMA under this Agreement. If reimbursement in the Territory is required for commercial success, such commercially reasonable efforts shall include, but not be limited to, for INC to use its commercially reasonable efforts and resources to obtain favorable decisions of the responsible authorities in the Territory about the reimbursement of the Product where such reimbursement is desirable.

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3.2.	Anticipated Sales. The Parties envisage the sales of the Product units as shown in Exhibit 3.2 hereto.

3.3.	Minimum Sales. For four (4) Commercial Years, following First Commercial Sale, INC agrees to sell a minimum of [***] percent ([***]%) of the aggregate units of the Licensed Product as shown in Exhibit 3.2 (the “Annual Minimum Sales”). In the event that INC provides reasonable detail to PHARMA that the market is affected by unforeseeable material changes beyond the reasonable control of INC, and these changes have a negative impact on the market receptivity for the Licensed Product on the respective Annual Minimum Sales according to the respective binding supply agreement, the Parties shall in good faith discuss an appropriate amendment of the Annual Minimum Sales for the respective country.

3.4.	Non-fulfillment. If PHARMA reasonably believes that INC is not using commercially reasonable efforts with respect to the commercialization of the Licensed Products, then PHARMA may provide to INC written notice specifying in reasonable detail the reasons for such assertion. Upon receipt of such notice, INC shall have a period of [***] days to provide to PHARMA, by written notification, evidence that INC has been using commercially reasonable efforts with respect to the commercialization of Licensed Products, or a period of [***] to cure the lack of diligence based on the reasons submitted by PHARMA (“Evidence and Cure Period”). If INC presents evidence reasonably acceptable to PHARMA that INC has used commercially reasonable efforts with respect to the commercialization of the Licensed Products, or if the lack of diligence has been cured by INC, then PHARMA’s notice shall be deemed withdrawn and of no effect. If, within such periods, INC has not presented evidence reasonably acceptable to PHARMA and has not cured such lack of diligence within such period, this will constitute a termination event according to Section 16.3.

3.5.	Covenant not to Compete. INC shall not, directly or indirectly, in any country of the Territory, market and/or sell any product in the area of the indications for which the Licensed Product is registered without the prior written consent of Pharma.

3.6.	Reporting and Forecasting.

a.	Following the Effective Date, until Reimbursement status and HCPCS codes for the Licensed Product and the Lamp in the Territory are obtained, INC shall regularly and promptly report PHARMA in reasonable detail about the status of the filing and examination procedure. Such reports shall be rendered no less than once per Quarter Year.

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b.	After the First Commercial Sale in the Territory, INC shall furnish PHARMA, following the end of each three (3) months period, with a report of INC’s sales of Licensed Product and Lamps under this Agreement and of the expectations for the coming twelve (12) months. Each such report shall (i) be furnished to PHARMA within [***] days after the close of the three (3) months period to which it corresponds; (ii) state INC’s total sales of the Licensed Product; (iii) specify the sales prices and placements of Lamps; (iv) place an order for the next six months; and (v) provide evidence in reasonable detail about the marketing and sales strategy and expenditures invested in the Product in the preceding Commercial Year.

c.	The Parties shall, each time following PHARMA’s receipt of INC’s aforementioned report and the forecasts for the Product and the Lamp discuss the respective report and agree on all relevant topics.

d.	In relation to the exploitation of the License, including the sale and offering for sale and other commercialization of the Licensed Products and the Lamps, INC will comply with all laws and regulations as applicable from time to time in the respective countries of the Territory. This shall particularly apply to the compliance with the rules and regulations relating to the commercialization of Licensed Products and Lamps and to any laws, which prohibit or limit the permissibility to provide, directly or indirectly, anything of value (including payment of money) to an official of a Regulatory Authority or other government body in order to obtain or retain business or favorable treatment and requires the maintenance of accurate books of account, with all company transactions being properly recorded.

4.	PAYMENT TERMS.

4.1.	Payment Terms.

a.	All payments due to PHARMA or BIOSCIENCE shall be made by INC by bank transfer to the following account of PHARMA:

Volksbank Rhein-Wupper e.G.

SWIFT GENODEDlRWL

IBAN: DE05 3756 0092 1000 1730 17

b.	All payments by INC to PHARMA or BIOSCIENCE are exclusive of value added tax, which shall, if applicable, be invoiced separately.

c.	If and to the extent INC should be required by law to withhold any part of any payment to be made to PHARMA or BIOSCIENCE pursuant to this Agreement and to transfer such part of the payment to any tax authority of any country as a withholding tax or any equivalent thereof, INC shall, in relation to PHARMA or BIOSCIENCE, be entitled to do so, provided, however, that INC shall keep the other Party promptly informed about any such withdrawal and the current status of the respective proceedings at all times. INC shall do all such lawful acts and things and sign all such lawful deeds and documents as PHARMA and/or BIOSCIENCE may reasonably request from INC to enable PHARMA and/or BIOSCIENCE to take advantage of any legal provision or double taxation treaties, which may prevent any tax being imposed or withheld by taxing authorities with respect to the respective payment to be made by INC to PHARMA or BIOSCIENCE pursuant to this Agreement. Without limiting the generality of the foregoing, if and to the extent applicable, INC shall in particular procure that PHARMA and BIOSCIENCE receive, as soon as practicable, the receipt by the responsible tax authority about the payment of any such withholding tax deducted from the payment due to PHARMA or BIOSCIENCE.

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d.	In the event of any delay in effecting any payment due to PHARMA or BIOSCIENCE under this Agreement by the due date, INC shall pay the other Party, in addition to the overdue amount, interest calculated on a daily basis on the overdue payment, from the day after such payment was due to the date of actual payment, at an annualized rate of [***] percentage points over EURIBOR as applicable from time to time.

5.	SUPPLY OF LICENSED PRODUCTS.

	5.1.	PHARMA will be the sole supplier of the Product and the Lamp. The Product and the Lamp will be purchased by INC exclusively from PHARMA according to this Agreement.

	5.2.	PHARMA shall manufacture, or have manufactured, and sell to INC all quantities of the Licensed Product or the Lamp as may be ordered by INC pursuant to this Agreement as long as the ordered amount is required for marketing the Product in the Territory.

	5.3.	INC will, at its own cost, organize the shipment of the Licensed Product according to the legal regulations that apply for pharmaceuticals from the sites of manufacturing to the destination provided in INC’s order and be responsible for import into the USA. PHARMA will organize the shipment for the Lamp according to the legal regulations that apply for medical devices from the sites of manufacturing to the destination provided in INC’s order and be responsible for import into the USA. PHARMA will bill INC with the costs of the shipments. Alternatively, the parties will in the Quality Assurance Agreements agree on an arrangement that is commercially similar. Any order placed by INC will define the destination for the delivery of the Product or the Lamps. Incoterms used for shipment of PRODUCTS from Pharma to INC shall be CFR for Ameluz ® and DDP for BF- RhodoLED®.

	5.4.	PHARMA shall use its best efforts to supply the Licensed Product and the Lamps ordered by INC in accordance with Section 6.1 and 6.2.

	5.5.	INC and PHARMA will agree on a reasonable forecasting system that allows PHARMA to plan the manufacturing of both Product and Lamp for timely delivery, taking the constraints of the contract manufacturing process into account.

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6.	PRICE AND PAYMENT.

	6.1.	Payment due to PHARMA for the Licensed Products and the Lamps shall be made by INC no later than [***] days after the date of PHARMA’S invoice by bank transfer to a bank account designated in Section 4.1.

	6.2.	The price of any unit of the Licensed Product supplied by PHARMA to INC according to this Agreement (the “Transfer Price”) shall, subject to what is set out in Sections 6.2 - 6.5 be fifty percent (50%) of the “Anticipated Net Price Per Unit”, i.e. the gross price INC or its Affiliates, respectively, are reasonably anticipating, from time to time, to charge to their unrelated Third Party customers in good faith, arm’s length transactions, for the supply of the Licensed Products during the following Commercial Year (the “INC Ex Works Price”) less any allowable deductions as detailed under the definition of Net Sales (the “Deductions”). In any event, the Transfer Price shall not be less than [***] US dollars ($[***]) per unit. Any deduction shall be documented in reasonable detail and subject to audit by PHARMA. The Transfer Price shall always be subject to any applicable value added tax or similar sales taxes.

	6.3.	The INC Ex Works Price applicable for the Commercial Year following the First Commercial Sale shall be proposed in writing by INC based on INC’s reasonable anticipation of the achievable net sales price per unit of Product during the Commercial Year following First Commercial Sale. For the second Commercial Year and all subsequent following Commercial Years, the Anticipated Net Price Per Unit shall be based on the “Actual Net Price Per Unit” (i.e. Net Sales per unit per 6.1 above), charged by INC to its customers for the supply of the Licensed Products during the immediately preceding Commercial Year, save that where it is known that one or more events will impact on the anticipated net price per unit for the current Commercial year, this may be taken into account (e.g. mandatory government rebates or price reductions for reimbursed products, change in mix of non-reimbursed/ reimbursed sales, etc.).

	6.4.	Within one month of the end of a Commercial Year, INC will inform PHARMA about the INC Net Price per Unit actually achieved during the Commercial Year concerned.

	6.5.	In the event of any over- or underpayments resulting from (i) any differences between the Anticipated Net Price Per Unit and the Actual Net Price Per Unit, and/or (ii) any retroactive adjustments of the Transfer Price applied during a certain Commercial Year according to Section 6.3, respectively, any such over- or underpayments (as applicable) shall be adjusted. For this purpose, INC shall, with in [***] business days following the end of each Commercial Year, provide PHARMA with a written statement showing, for the sales effected in each country of the Territory during the subject Commercial Year,

a.	the INC anticipated net price per unit initially applied;

b.	the INC Actual Net Price Per Unit actually charged by INC and/or its Affiliates, respectively, to their unrelated Third Party customers in good faith, at arm’s length transactions;

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	c.	the Actual Sales Units;

	d.	any Deductions;

	e.	for each relevant portion of Actual Sales Units, the resulting Transfer Price (in each case both as a percentage and in currency amounts); and

	f.	any resulting over- or underpayment made by INC during the subject Commercial Year.

If, according to the aforementioned calculation, there is an underpayment by INC, INC shall pay the underpaid amount at the latest within an additional [***] days. Likewise, if, according to the aforementioned calculation, there is an overpayment by INC, PHARMA shall pay the overpaid amount to INC within an additional [***] days.

6.6.	PHARMA shall provide INC with units of the Licensed Product for distribution to dermatologists or hospitals as free samples. Such sample units of the Licensed Product will be labeled accordingly. They will be provided to INC by PHARMA at the same conditions as the ordinary product, except that the Transfer Price will be US Dollar [***] per unit.

6.7.	PHARMA will provide INC with the Lamp at PHARMA’s manufacturing costs plus a handling fee of [***]%. Calculation is based on total manufacturing costs as reasonably calculated based on GAAP not including customs, value added taxes or similar sales taxes or surcharges. Costs shall be reasonably adjusted from time to time as changes in manufacturing or delivery costs occur.

6.8.	All prices shall be net of any applicable value added tax or other sales taxes.

7.	IMPROVEMENTS.

	7.1.	Improvements by PHARMA.

		a.	INC hereby acknowledges that PHARMA is the owner of all Inventions and/or Improvements developed by PHARMA, and INC shall acquire no rights, title or interest whatsoever in or to any such Inventions and/or Improvements, except as specifically provided herein. The foregoing also applies to any share of such Inventions and Improvements to the extent that PHARMA has, jointly with INC, contributed to the development of the respective Invention and/or Improvement.

		b.	In the event that, during the Term, PHARMA develops any Improvements with respect to the use of Licensed Products in the Field, PHARMA will, and hereby does, grant INC an exclusive, royalty-free, fully paid-up license in the Field and in the Territory to use such Improvements during the Term.

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	c.	PHARMA and BIOSCIENCE have the obligation to undertake clinical development in a timely manner at their own cost for the improvement of the US label of the Licensed Product(s) in order to fully exploit the market potential of such Product(s). If INC reasonably demonstrates that a specific improvement of the label will be mutually beneficial for the future sales of the Product(s), thereby taking the cost of the trial into consideration, and PHARMA or BIOSCIENCE nevertheless refuse to perform or finance the necessary clinical trials at their own cost, then INC has, irrespective of Section 10.10, the right to organize and finance such trials, and subtract the cost from the Transfer Price at future shipments. Any such subtractions cannot reduce the transfer price to less than [***] of its normal value. If the Parties fail to agree on the mutual benefit of a particular clinical trial, then an independent expert will be agreed upon whose opinion will be binding for the Parties.

7.2.	Improvements by INC.

	a.	PHARMA and BIOSCIENCE hereby acknowledge that INC is the owner of all Improvements developed by INC, and PHARMA and BIOSCIENCE shall acquire no rights, title or interest whatsoever in or to any such Improvements, except as specifically provided herein. The foregoing also applies to any share of PHARMA or BIOSCIENCE in such Improvements to the extent that INC has, jointly with PHARMA or BIOSCIENCE, contributed to the development of the respective Improvement.

	b.	In the event that, during the Term, INC develops any Improvements with respect to the use of Licensed Products in the Field, INC shall furnish PHARMA and BIOSCIENCE with timely written notice of such Improvements, and INC will, and hereby does, grant PHARMA and BIOSCIENCE a perpetual, worldwide, sub-licensable, royalty free license to use all such Improvements and all information, know-how and other data pertaining to such Improvements. Such license will be exclusive for any use in the Field, and non-exclusive outside the Field.

7.3.	Improvements by BIOSCIENCE.

	a.	INC hereby acknowledges that BIOSCIENCE is the owner of all Inventions and/or Improvements developed by BIOSCIENCE, and INC shall acquire no rights, title or interest whatsoever in or to any such Inventions and/or Improvements, except as specifically provided herein. The foregoing also applies to any share of such Inventions and Improvements to the extent that BIOSCIENCE has, jointly with INC, contributed to the development of the respective Invention and/or Improvement.

	b.	In the event that during the Term, BIOSCIENCE develops any Improvements with respect to the use of Licensed Products in the Field, BIOSCIENCE will, and hereby does, grant INC an exclusive, royalty-free, fully paid-up license in the Field and in the Territory to use such Improvements during the Term.

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8.	PHARMA PATENT AND TRADEMARK RIGHTS.

	8.1.	Information and Consultation.

		a.	PHARMA and BIOSCIENCE shall keep INC reasonably informed and shall consult with INC on an ongoing basis regarding the prosecution of the Patents and trademarks comprised within the PHARMA IP and any actions which are required to be taken in relation thereto, and shall notify INC as soon as practicable of any event that is reasonably anticipated to impact the preparation, filing, prosecution, and/or maintenance of any patents, patent applications, or trademarks within the PHARMA IP. INC shall furnish PHARMA and BIOSCIENCE with at least [***] days written notice prior to the First Commercial Sale of any of the Licensed Products in any country within the Territory, in order to permit PHARMA or BIOSCIENCE to take such action as the Parties collectively determine to be necessary or appropriate to protect and perfect PHARMA or BIOSCIENCE’s rights, title and interests in and to all of PHARMA IP in that country. In the event that the Parties cannot agree whether certain actions are necessary or appropriate to protect and perfect PHARMA or BIOSCIENCE’s rights, title and interests in and to all of PHARMA IP, PHARMA or BIOSCIENCE may request that INC bears some or all of the cost of the disputes action, to be negotiated in good faith between the parties at the time said dispute arises. Under no circumstances may PHARMA or BIOSCIENCE refuse to undertake actions that INC reasonably determines to be necessary or appropriate to protect and perfect PHARMA or BIOSCIENCE’s rights, title and interests in and to all of PHARMA IP.

		b.	Notwithstanding Section 8.1(a), PHARMA and BIOSCIENCE shall not seek and shall not be entitled to receive financial contribution from INC towards any efforts to protect and perfect PHARMA or BIOSCIENCE’s rights, title and interests in and to all of PHARMA IP unless such actions were initiated, in whole or in part, by INC. PHARMA and BIOSCIENCE shall remain fully financially responsible and liable for any and all efforts to protect and perfect PHARMA or BIOSCIENCE’s rights, title and interests in and to all of PHARMA IP initiated independently from INC.

	8.2.	Third Party Infringements.

		a.	If any of INC, PHARMA, or BIOSCIENCE becomes aware of any activity that it believes represents an infringement of any of the PHARMA IP, the Party obtaining such knowledge shall promptly advise, to the extent that such information is available to the respective Party, the others of all relevant facts and circumstances relevant to the potential infringement. INC. PHARMA, and BIOSCIENCE shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action to terminate any infringement of the PHARMA Patent Rights. However, PHARMA shall have the first right, but not the obligation, to bring, defend, or maintain any suit or action, against any actual, threatened, or suspected infringement of any of the PHARMA IP in the Territory. In the event that PHARMA is involved in any such legal action, to the extent necessary, BIOSCIENCE shall join such legal action as a party and PHARMA shall keep INC apprised of all significant activities and decisions, including but not limited to consulting INC regarding settlement of infringement claims.

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b.	If PHARMA decides to exercise such right and so to bring, defend or maintain any such suit or action, PHARMA is obliged to sue an alleged infringer within (i) [***] days of the date of notice of such infringement, or (ii) [***] days before the time limit, if any, set forth in the applicable laws and regulations for the filing of such actions, whichever comes first. PHARMA shall in this case be responsible for taking all actions, in the courts, administrative agencies, or otherwise, including a settlement, to prevent or enjoin any and all such infringements and other unauthorized uses of the respective PHARMA IP, and INC shall take no action with respect to any such infringement or unauthorized use of PHARMA IP, without the prior written authorization of PHARMA; provided , however, that INC shall provide at the request and cost of PHARMA such assistance as PHARMA shall reasonably request in connection with any action to prevent or enjoin any such infringement or unauthorized use of any of PHARMA IP.

c.	In the event PHARMA decides not to exercise its right under Section 8.2(b) prior to the applicable timeline pursuant to Section 8.2(b), PHARMA shall promptly notify INC of its decision in writing, INC shall then have the right, but not the obligation, to take such action as INC may deem appropriate to prevent or enjoin the alleged infringement or threatened infringement of the respective PHARMA IP, and if INC exercises this right, PHARMA and BIOSCIENCE shall provide reasonable assistance to INC at the request and cost of INC, including but not limited to joining in the action as parties. In the event INC requires action against the alleged infringer and PHARMA, after (i) expiration of the applicable timeline pursuant to Section 8.2(b), and (ii) being notified by INC in writing of the breach and the proposed action, is unable or unwilling to take such action, INC shall then have the right, but not the obligation, to take such action as INC may deem appropriate to prevent or enjoin the alleged infringement or threatened infringement of the respective PHARMA IP, and if INC exercises this right, PHARMA and BIOSCIENCE shall provide reasonable assistance to INC at the request and cost of INC, including but not limited to joining in the action as parties.

d.	Any damage award or settlement payments, made in connection with any action relating to infringement of the PHARMA IP in the Territory, whether obtained by judgment, settlement or otherwise shall be allocated in order or decreasing priority as follows: (i) to the Party which initiated and prosecuted the action to recoup all of its costs and expenses incurred in connection with the action, (ii) to the other Party, to recover its costs and expenses incurred in connection with the action, and (iii) the amount of any remaining monies shall then evenly be split between PHARMA and INC.

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9.	JOINT PATENT RIGHTS TO JOINT RESULTS.

	9.1.	Joint Patent Rights. All patentable inventions created, generated, conceived, made, developed, or reduced to practice jointly by INC, on the one hand, and PHARMA and/or BIOSCIENCE, on the other hand, (including their respective Affiliates or other persons or entities on behalf of INC and PHARMA or BIOSCIENCE) during the term of the CDA and/or during the continuance of the Term shall be the joint property of INC and PHARMA each of whom shall have a share corresponding to the relative contributions to the respective invention. Each Party shall take all steps reasonably required to ensure that the right to any such inventions are transferred to such Party to the maximum extent permissible under applicable law, including without limitation, the German employees invention act (Gesetz uber Arbeitnehmererfindungen) or respective foreign laws as applicable from time to time. In this regard the Party represents that each of its respective employees has entered into a written contract of employment that provides for assignment of all inventions made by said employee during the course of his/her employment to the respective Party. Furthermore, the Parties shall ensure that other persons who are not employees of any Party (e.g. graduate students, doctoral candidates etc.) shall only participate in any activities under this Agreement when and after they have duly assigned all rights to research results, including in particular joint inventions, to the respective Party. No Party shall assign or transfer their respective shares in any such jointly owned patentable inventions or in any patent applications filed therefore or in any patent granted in respect of any such jointly owned patentable inventions (all together the “Joint Patent Rights”) to any Third Party without the other Party’s prior written consent.

	9.2.	Prosecution of Joint Patent Rights. The Parties will decide on a case by case basis which Party will have the responsibility for handling the filing, prosecution and maintenance of any Joint Patent Rights. Unless agreed otherwise, the Parties will bear the costs of such filing, prosecution and maintenance of Joint Patent Rights according to their share in the property of the underlying invention. In making such a decision, the principles observed by the Parties will be the relative contributions of each Party to the joint invention, the standards and customs in the industry and expected efficiency in patenting procedures.

	9.3.	Exploitation of Joint Patent Rights. Joint Patent Rights shall be filed in the name of PHARMA and INC and each Party shall procure that its respective inventors assign all of their rights and interests to such Joint Patent Rights to PHARMA and INC. Notwithstanding what is set forth in Section 7, PHARMA and INC shall each be free to use and exploit the Joint Patent Rights for any purpose whatsoever. Each Party shall bear any cost arising out of any obligation to remunerate an employee or any other Third Party for making or contributing to the respective invention, e.g. pursuant to the German employees inventions act (Gesetz über Arbeitnehmererfindungen). PHARMA and INC shall indemnify each other for any such remuneration which becomes payable due to the exploitation of any of the Joint Patent Rights by the other Party.

	9.4.	Discontinuance. In each case, whichever Party files, prosecutes, and maintains the Joint Patent Rights (“Prosecuting Party”) shall keep the other Party informed of the filings, prosecution, and maintenance reasonably in advance of any relevant actions and deadlines to allow for review and consultation. In the event that the Prosecuting Party elects not to continue prosecuting or maintaining any of the Joint Patent Rights, the Prosecuting Party shall give to the other Party, if possible, [***] days, but in any event not less than [***] days, written notice before any relevant deadline relating to or any public disclosure of the relevant Joint Patent Rights. Upon receipt of a notice from the Prosecuting Party indicating that it intends to cease prosecuting or maintaining any of the Joint Patent Rights, the other Party shall have the right to continue, at its own expense, prosecution or maintenance (as the case may be) of the relevant patent rights and to request the assignment of such right. The Prosecuting Party shall at the request and cost of the other Party do all such acts and execute all such documents as may be necessary to assist the other Party with the prosecution or maintenance of such patent right as well as with the assignment and transfer of such patent right to the other Party.

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10.	REGULATORY

	10.1.	PHARMA will be responsible for obtaining and maintaining the rights to all FDA Approvals and any amendments or supplements required in order for INC to sell or distribute the Products in the Territory in the Field, and PHARMA shall be responsible for obtaining and maintaining all FDA Approvals and any amendments or supplements required in order for PHARMA to manufacture or have manufactured the Products and Lamps.

	10.2.	INC will be responsible to get all state licenses or any other approvals required to market Products and Lamp.

	10.3.	INC will further undertake to furnish all reporting mandatory according to national and state law with respect to compliance with the Prescription Drug Marketing Act and the Sunshine Act or any other applicable law or regulations.

	10.4.	INC will inform Pharma about any new advertising material and provide copies of advertising and promotional material for submission to the Office of Prescription Drug Promotion (OPDP) according with the requirements described in 21 CFR 314.81(b)(3)(i). INC will furthermore support Pharma as necessary for the preparation of the submission and annotation of the advertising and promotional material. INC will not use any advertising material prior to PHARMA’s submission of such material to the FDA.

	10.5.	BIOSCIENCE, in each case, will be responsible to (i) maintain, at its (or PHARMA’s, as applicable) own cost and expense, the regulatory Approval in full force and effect, (ii) maintain a pharmacovigilance database, and (iii) respond appropriately to all relevant queries of any Regulatory Authority in the Territory. Notwithstanding BIOSCIENCE’s responsibility to this clause 10.5, INC will, upon reasonable request of BIOSCIENCE, render BIOSCIENCE, or, at the request of BIOSCIENCE, PHARMA, all reasonable support relating to any regulatory issues relating to the Territory. In particular, INC shall fully cooperate in all aspects relating to pharmacovigilance and product recalls.

	10.6.	INC will, at its own cost, be responsible for all contacts, applications, and/or filings required for any agreement with health care providers with respect to the reimbursement and pricing of the Product in the Territory.

	10.7.	Details on responsibilities and regulatory obligations with respect to pharmacovigilance of the Product and vigilance of incidences with the Lamp will be agreed upon in separate Safety Data Exchange Agreements that will be closed in due time after signing this Agreement, but before First Commercial Sale of the Product in the Territory.

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10.8.	Details on responsibilities and regulatory obligations regarding handling of Product complaints and launching of product recalls will be agreed upon in separate Quality Assurance Agreements that will be agreed upon by the Parties in due time after signing this Agreement, but before the First Commercial Sale of the Product in the Territory.

10.9.	Further Details on regulatory responsibilities will be agreed upon in the Quality Assurance Agreement.

10.10.	Any clinical trials planned by INC in any way whatsoever involving the Licensed Product and/or the Lamp will be presented and discussed with PHARMA and BIOSCIENCE well before the start of such trials. No such clinical trials will be performed without the prior written approval by and close collaboration with PHARMA.

10.11.	Should PHARMA or BIOSCIENCE not commit to their obligations under Section 10.1. or Section 10.5., then the Parties agree herewith, that the US Approval Holders of the Product and the Lamp (BIOSCIENCE) will be obliged to transfer these approvals to INC or another legal entity nominated by INC without any delay and at their own cost. INC will thereafter be responsible for all obligations towards the US agencies. Starting at the date at which PHARMA or BIOSCIENCE has failed to commit to their obligations under Section 10.1. or Section 10.5., the Transfer Price will be reduced from [***]% to [***]% of net sales.

11.	RECALL

	11.1.	The Parties shall:

		a.	co-operate with one another and share information concerning the safety and efficacy of the Products in accordance with current European Union and U.S. Pharmacovigilance requirements; and

		b.	notify each other in writing as soon as reasonably possible of any information or announcement coming to their attention, as well as the origin of such information or announcements with regard to:

			i.	adverse events which are observed in relation to the Product; or

			ii.	characteristics which could impair the safety or efficacy of the Product.

	11.2.	Whenever a recall and/or withdrawal of Product or Lamp in Territory is being contemplated for any reason whatsoever, both Parties shall promptly consult with each other for the purpose of deciding the appropriate action to be taken. However, ultimate responsibility to recall or withdraw the Product or the Lamp shall rest with Biofrontera Bioscience GmbH as holder of the relevant Marketing Authorization. PHARMA will investigate or procure the investigation of all Product or Lamp quality complaints reported by INC and the management of complaints and recalls will be defined in the Quality Assurance Agreement.

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	11.3.	The costs and expenses directly related to any recall or withdrawal of the Product which is due to a breach of INC’s obligations herein shall be borne by INC. In all other cases the costs and expenses directly related to any recall or withdrawal of the Product shall be borne by PHARMA.

12.	MANUFACTURE AND QUALITY CONTROL.

	12.1.	PHARMA shall manufacture or have manufactured all the Products and Lamps supplied to INC hereunder in accordance with all of the following:

		a.	all product specifications and requirements within the Regulatory Approval;

		b.	all applicable Good Manufacturing Practices (GMP); and

		c.	all other applicable laws and regulations in connection with the manufacture, shipment, handling and distribution of the Products including, but not limited to, the Regulatory Approvals.

	12.2.	PHARMA shall perform QC testing and thereafter provide INC with the Certificate of GMP Compliance and the Certificate of Analysis confirming that the Products have met all current and applicable Product specifications and requirements set forth in this Agreement or as modified according to future amendments of the regulatory approval.

	12.3.	PHARMA will quality check all Lamps according to the Specifications prior to shipment. INC will check the Lamps promptly after arrival for any obvious damages. The lamp will be covered by the standard 2-year warranty for manufacturing defects.

	12.4.	INC may reject, within [***] working days of actual receipt, any or all of a shipment of Product and, within [***] working days of actual receipt, any or all of a shipment of Lamps that INC reasonably determines does not conform to the Product specifications and PHARMA shall replace any non-conforming Products at PHARMA’s expense.

	12.5.	Upon justified request by INC, PHARMA shall send a new shipment of the Products or Lamps to INC (of similar quantity as the batch of the Products and at the selling price and on such other terms and conditions as set forth herein) so as to enable INC to continue to supply the Products and Lamps to its customers. In the event that the Parties agree, or in the event that any of the Products or Lamps is verified as defective or not in conformity with the Products specifications, replacement shall be made by PHARMA as expeditiously as reasonably possible.

	12.6.	INC shall not be obligated to pay for any shipment (or partial shipment) of the Products or Lamps which does not conform to the Product specifications as in place and amended at the time of shipment. If INC notifies PHARMA that any or all of a shipment of the Products or Lamps do not conform to the specifications, then payment for such shipment shall be delayed until resolution of the discrepancy by consultation between the Parties. Any units of the Products or Lamps that are determined by agreement between the Parties not to conform to the relevant Product or Lamp unit specifications shall, at PHARMA’s option and at PHARMA’s expense, either be returned to PHARMA or destroyed by INC in accordance with PHARMA’s instructions.

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	12.7.	In the case that PHARMA fails to deliver Products or Lamps to INC in conformance with this Section 12 and the Quality Assurance Agreement, and if PHARMA fails to remedy its failure in accordance with this Agreement, then the Parties herewith agree that INC will have the right to organize manufacturing on its own, and step into the contracts with PHARMA’s manufacturers, such that INC will replace PHARMA as a party to these contracts with regards to the manufacture of Products and Lamps for the Territory only. If INC elects to pursue this option, i) PHARMA must use its best efforts to assist with the transferring of said manufacturing contracts to INC and otherwise establishing INC as the new manufacturer of the Products, without delay and at its own cost, and ii) no transfer price will be paid to PHARMA thereafter for products or lamps that are manufactured by third parties.

13.	CONFIDENTIALITY.

	13.1.	Disclosure of Confidential Information. Except as explicitly stated herein, nothing in this Agreement shall obligate a Party to disclose any Confidential Information, rather any such disclosure shall be in the sole discretion of the Party Controlling such Confidential Information sole discretion. The Parties will use commercially reasonable efforts, consistent with reasonable business practices, to (i) label or identify as “CONFIDENTIAL”, at the time of disclosure or, by written notice to the other Party, within [***] days following such disclosure, Confidential Information, which is disclosed in writing or in tangible form, and (ii) reduce to writing and/or other tangible form and similarly label, within [***] days of disclosure, Confidential Information, which is disclosed verbally, or in other non-tangible form, unless such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties.

	13.2.	Obligation not to Disclose. All Confidential Information disclosed, revealed or otherwise made available by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) under, or as a result of, this Agreement is furnished to the Receiving Party solely to permit the Receiving Party to exercise its rights, and perform its obligations, under this Agreement. The Receiving Party shall not use any of the Disclosing Party’s Confidential Information for any other purpose, and shall not disclose, reveal or otherwise make any of the Disclosing Party’s Confidential Information available to any other person, firm, corporation or other entity, without the prior written authorization of the Disclosing Party.

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13.3.	Appropriate Safeguards. In furtherance of the Receiving Party’s obligations under Section 13.2. hereof, the Receiving Party shall take all appropriate steps, and shall implement all appropriate and reasonable safeguards, to prevent the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information. Without limiting the generality of this Section 13.3., the Receiving Party shall disclose any of the Disclosing Party’s Confidential Information only to those of its officers, employees, (potential) financial investors, advisors and consultants, that have a need to know the Disclosing Party’s Confidential Information, in order for the Receiving Party to exercise its rights and perform its obligations under this Agreement, and only if such officers, employees, (potential) financial investors, advisors and consultants, are bound by appropriate non-disclosure agreements containing substantially similar terms regarding confidentiality as those set out in this Agreement or are otherwise bound by obligations of confidentiality effectively prohibiting the unauthorized use or disclosure of the Disclosing Party’s Confidential Information. The Receiving Party shall furnish the Disclosing Party with immediate written notice of any unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information by any officer, employee, (potential) financial investor, advisor and consultant of the Receiving Party, and shall take all actions that the Disclosing Party reasonably requests in order to prevent any further unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

13.4.	Exclusions. The Receiving Party’s obligations under Sections 13.2. and 13.3. hereof shall not apply to the extent that the Receiving Party can prove by written or equivalent evidence that any of the Disclosing Party’s Confidential Information:

	i.	passes into the public domain, or becomes generally available to the public through no fault of the Receiving Party;

	ii.	was known to the Receiving Party prior to disclosure hereunder by the Disclosing Party;

	iii.	is disclosed, revealed or otherwise made available to the Receiving Party by a Third Party that is under no obligation of non-disclosure and/or non-use to the Disclosing Party; or

	iv.	is required to be disclosed under applicable law, or in connection with any application by the Receiving Party for any Regulatory Approvals; provided, however, that the Receiving Party shall furnish the Disclosing Party’s with as much prior written notice of such disclosure requirement as reasonably practicable, so as to permit the Disclosing Party, in its sole discretion, to take appropriate action, including seeking a protective order, in order to prevent the Disclosing Party’s Confidential Information from passing into the public domain or becoming generally available to the public.

13.5.	Obligation to Return. Upon expiration or termination of this Agreement for any reason whatsoever, the Receiving Party shall return to the Disclosing Party, or destroy, as the Disclosing Party shall specify in writing, all copies of all documents and other materials, including Research Materials, that contain or embody any of the Disclosing Party’s Confidential Information, except to the extent that the Receiving Party is required by applicable law to retain such documents and materials. Within [***] days after the date of expiration or termination of this Agreement, the Receiving Party shall furnish the Disclosing Party with a certificate, duly executed by an officer of the Receiving Party, confirming that the Receiving Party has complied with its obligations under this Section 13.5. Nothing in this Section 13.5. shall affect the right of INC to retain, for a period of five (5) years, copies of all data, documents and other materials for the purpose of documenting its performance under this Agreement and/or to deal with any claims or queries by individuals, associations, institutions or authorities.

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	13.6.	Survival. All of the Receiving Party’s obligations under Sections 13.2., 13.3. and 13.4. hereof, with respect to the protection of the Disclosing Party’s Confidential Information, shall survive the expiration or termination of this Agreement for any reason whatsoever by [***] years.

14.	WARRANTIES AND LIABILITIES.

	14.1.	PHARMA and BIOSCIENCE’s Warranties. PHARMA and BIOSCIENCE warrant and represent that:

		a.	to the best of their knowledge as of the Effective Date, they, collectively and/or individually, owns the entire right, title and interest in the PHARMA IP and the PHARMA Trademark Rights;

		b.	they each individually have the right to enter into this Agreement and to grant the license contained herein;

		c.	they each individually have, as of the Effective Date, no knowledge from which it can be inferred that PHARMA Patent Rights are invalid or that their exercise would infringe patent rights of Third Parties;

		d.	to the best of their individual knowledge as of the Effective Date, no Third Party has any right, title or interest in or to any of the PHARMA Patent Rights, which would be a material impediment for INC to exploit the License.

	14.2.	Disclaimer. Except as stated in this Agreement, and notwithstanding what is set forth in the Regulatory Approval granted for the Product in the Territory, PHARMA makes no representation or warranty and specifically disclaims any guarantee that the exploitation of the License by INC will, technically or in business terms, be successful, in whole or in part, or that the PHARMA Technology and the PHARMA Trademark will be suitable for commercialization. In that respect, PHARMA expressly disclaims any warranties or conditions, express, implied, statutory or otherwise with respect to PHARMA IP and PHARMA Know-How, including without limitation, any warranty of merchantability or fitness for a particular purpose.

	14.3.	INC’s Warranties. INC warrants and represents that

		a.	to the best of its knowledge as of the Effective Date, it has, together with the License, the required freedom-to-operate to exploit the License and particularly to commercialize Licensed Products in the Territory and in the Field;

		b.	it has the right and all required certificates to enter into this Agreement and to accept the grant of the License;

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		c.	it has no conflicting interests that may impede the commercialization of the Product and the compliance with the terms and conditions of this Agreement.

	14.4.	Disclaimer. Except as stated in this Agreement, INC makes no warranties, express or implied, with respect to the terms of this Agreement. All other warranties not expressly stated in this Agreement, express or implied are hereby disclaimed.

15.	INDEMNIFICATION AND INSURANCE.

	15.1.	PHARMA’s Indemnification Obligations. PHARMA shall defend, indemnify and hold INC harmless against any claims, suits, actions, proceedings, losses, liabilities, damages, costs and expenses (collectively “Claims and Liabilities”) arising from, related to, or attributable to:

		i.	any claim, including any product liability claim, with respect to any of the Licensed Products and/or Lamp regardless of whether such claim is based on contract, breach of warranty, any form of tort, strict liability, or otherwise;

		ii.	any allegation that any of the Licensed Products and/or Lamp fail to conform with the requirements of any applicable laws and/or any applicable Regulatory Approvals;

		iii.	any breach of any of PHARMA representations, warranties or covenants set forth in this Agreement; and/or

		iv.	any other gross negligent, willful or intentionally wrongful act, error or omission on the part of PHARMA, or any officer, director, employee, agent or representative of PHARMA.

For the avoidance of doubt, PHARMA’ s indemnification obligation under this Section 15.1 shall not apply to the extent that any Claim and Liability is attributable to a breach, gross negligent, willful or intentionally wrongful act on the part of INC (Section 15.2). PHARMA’s indemnification obligation under this Section 15.1 shall be subject to each of the following conditions: (i) INC shall furnish PHARMA with written notice of any such Claims and Liabilities within [***] days of the date on which INC receives notice thereof; (ii) subject to PHARMA confirming in writing that the indemnity will apply to the relevant Claims and Liabilities, PHARMA shall be solely responsible for the investigation, defense, settlement and discharge of such Claims and Liabilities; and (iii) INC shall at PHARMA’s costs furnish PHARMA with all assistance reasonably requested by PHARMA in connection with the investigation, defense, settlement and discharge of such Claims and Liabilities. INC’s failure to comply with its obligations pursuant to this Section 15.1 shall not constitute a breach of this Agreement or relieve PHARMA of its indemnification obligations pursuant to this Section 15.1, except to the extent, if any, that PHARMA defense of the respective claim, action or proceeding actually was materially impaired thereby.

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15.2.	INC’s Indemnification Obligations. INC shall defend, indemnify and hold PHARMA harmless against any and all Claims and Liabilities arising from, related to, or attributable to:

	i.	any breach of any of INC’s representations, warranties or covenants set forth in this Agreement; and/or

	ii.	any other gross negligent, willful or intentionally wrongful act, error or omission on the part of INC, or any officer, director, employee, agent or representative of INC.

	iii.	any office action or legal claims provoked by wrongful advertisement, pricing, sales practices, or use of Product or Lamp in the Territory.

For the avoidance of doubt, INC’s indemnification obligations under this Section 15.2 shall not apply to the extent that any claim is attributable to a breach or other gross negligent, willful or intentionally wrongful act (Section 15.1) on the part of PHARMA. INC’s indemnification obligation under this Section 15.2 shall be subject to each of the following conditions: (i) PHARMA shall provide INC with written notice of any such Claims and Liabilities within [***] days after PHARMA receives notice of such Claims and Liabilities; (ii) subject to INC confirming in writing that the indemnity will apply to the relevant Claims and Liabilities, INC shall be solely responsible for the investigation, defense, settlement and discharge of such Claims and Liabilities; and (iii) PHARMA shall at INC’s cost furnish INC with all assistance reasonably requested by INC in connection with the investigation, defense, settlement and discharge of such Claims and Liabilities. PHARMA’s failure to comply with its obligations pursuant to this Section 15.2 shall not constitute a breach of this Agreement or relieve INC of its indemnification obligations pursuant to this Section 15.2, except to the extent, if any, that INC’s defense of the effective claim, action or proceeding actually was materially impaired thereby.

15.3.	Insurance. Both Parties shall, at their sole cost and expense, obtain and maintain in full force and effect during the Term and thereafter in accordance with Section 15.3 hereof, commercial general liability insurance with coverage adequate in relation to the risks attached to the activities conducted by the respective Party. The Parties hereby specifically acknowledge and agree that the insurance coverage limits set forth in this Section 15.3 shall not be construed to create any limit on each Party’s liability hereunder and/or indemnification obligation hereunder. If a Party experiences a Change of Control, that Party shall be prohibited from reducing its commercial general liability insurance coverage (insofar as it relates to the activities contemplated by this Agreement) without the written consent of the other Party for a period of [***] months.

15.4.	Survival. PHARMA’s indemnification obligation under Section 15.1 hereof, INC’s indemnification obligation under Section 15.2 hereof, and the Parties’ obligation to maintain general liability insurance under Section 15.3 hereof, shall survive the expiration or termination of this Agreement for any reason whatsoever for a period of five (5) years after the date of expiration or termination hereof.

15.5.	In no event shall either Party be liable to the other Party for punitive damages arising out of this Agreement.

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16.	TERM AND TERMINATION.

	16.1.	Expiry and Automatic Renewal. This Agreement shall enter into effect on the Effective Date, and shall notwithstanding what is set forth in the following provisions of this Section 16, remain in full force and effect through fifteen (15) years from the date of this Amendment. The Term shall renew automatically for a period of five (5) years, in perpetuity, so long as i) INC has earned revenues from the Products and Lamps of equal to or greater than $[***] million over the preceding five (5) years, and ii) this Agreement has not been duly terminated in accordance with any of Sections 16.2 through 16.6. If INC fails to earn $[***] million in revenues from Products and Lamps over the preceding five (5) year period leading to this Agreement’s termination date under this Section 16.1 (either fifteen (15) years from the date of this Amendment or any later termination date following the automatic renewal of this Agreement), PHARMA has the right to terminate this Agreement by providing one (1) year written notice.

	16.2.	Early Termination by PHARMA for Attack of PHARMA IP. PHARMA may terminate this Agreement, if INC makes, files, or maintains any lawsuit, cause of action or other action alleging that any of the PHARMA IP is invalid or unenforceable or is not infringed by the manufacture, use, import, export, offer to sell or sale, or otherwise commercialize of the Licensed Products, as applicable. This provision shall be of the essence of this Agreement.

	16.3.	Early Termination for Breach. In the event that either Party (the “Breaching Party”) commits a material breach or default of any of its obligations hereunder, the other party hereto (the “Non-Breaching Party”) may give the Breaching Party written notice of such material breach or default, and shall request that such material breach or default be cured as soon as reasonably practicable. In the event that the Breaching Party fails to cure such breach or default within 60 (sixty) days after the date of the Non-Breaching Party’s notice thereof, the Non-Breaching Party may terminate this Agreement as a whole or on a country-by-country basis by giving written notice of termination to the Breaching Party. In the event the Breaching Party will be unable to cure the breach or if such cure is impossible, this Agreement may be terminated by the Non- Breaching Party with immediate effect. Termination of this Agreement in accordance with this Section 16.3. shall not affect or impair the Non-Breaching Party’s right according to this Agreement to pursue any legal remedy, including, but not limited to, the right to recover damages, for any harm suffered or incurred by the Non-Breaching Party as a result of such breach or default.

For the purposes of this Section, a “material breach” shall be deemed to include, but not be limited to, with respect to INC, any failure to (i) market the product according to Sections 3.1, 3.3, 3.4, 3.5 and 3.6, or (ii) launch the Licensed Product by means of the First Commercial Sale within the period specified in the last sentence of Section 3.1., and with respect to PHARMA, failure to (i) provide the Products in accordance with Section 5, (ii) meet is regulatory obligations pursuant to Section 7, or (iii) adhere to the quality standards set forth in Section 12 and/or the Quality Assurance Agreement between the Parties.

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	16.4.	Early Termination by PHARMA for Termination of Regulatory Approval. PHARMA shall be entitled to, by written notice to INC, terminate the License if any Regulatory Approval or other mandatory authorization for the Licensed Product and/or the Lamp and/or INC in the Territory should during the Term, as a result of INC’s negligence, expire, be terminated, lapse, become (or being declared) invalid or void, or otherwise cease to exist as a basis for the commercialization of the Licensed Product and/or the Lamp in the Territory.

	16.5.	Early Termination by PHARMA for Non-Fulfillment. PHARMA shall be entitled to, by written notice to INC, terminate the License if INC should, during two (2) consecutive Commercial Years, (i) not achieve the Annual Minimum Sales according to Section 3.3., and (ii) does not make up such shortfall by either purchasing and paying the deficient units of Licensed Product, or by paying PHARMA the purchase price of the deficient units of Licensed Product based on the applicable Transfer Price, in each case during the first [***] business days of the Commercial Year following the Commercial Year during which the shortfall occurred.

	16.6.	Early Termination in the Event of Safety Issues. In the event of serious scientific, safety and/or technical reasons or additional, unforeseeable requirements raised by a Regulatory Authority, which (in each case) render the commercialization of the Licensed Product ethically irresponsible and/or economically reasonably unfeasible, INC may, by giving [***] days prior written notice to PHARMA, terminate this Agreement.

	16.7.	Early Termination in Case of Insolvency. Each Party shall have the right to terminate this Agreement, immediately by giving written notice of termination to the other Party, if the other Party files a voluntary petition, or if an involuntary petition is granted in respect of the other Party and appeal proceedings are not commenced within a period of [***] days from the date of such petition under the bankruptcy provisions of applicable law, or the other Party is declared insolvent, undergoes voluntary or involuntary dissolution, or makes an assignment for the benefit of its creditors, or fails or is unable to pay its debts as they come due, or suffers the appointment of a receiver or trustee over all, or substantially all, of its assets or properties.

17.	CONSEQUENCES OF TERMINATION.

	17.1.	Regular expiration of the Term. In the event the Term expires regularly pursuant to Section 16.1.,

		a.	INC shall have the right, for a period of [***] months following the expiration of the Term, to sell any residual stock of the Licensed Product, to the extent such Licensed Product is still sellable and usable, and as of the expiration of the Term, in the possession of INC; and

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b.	PHARMA will be prepared, on terms and conditions (including, subject to legal permissibility, exclusivity) to be negotiated in good faith on the basis of then prevailing fair market conditions as customary in the related industry, to further (i) supply INC with Licensed Products, and (ii) grant INC a license to use the PHARMA Trademark. If INC should chose to source the Product from a Third Party, but be interested to use the PHARMA Trademark for such Product, PHARMA will, subject to further terms and conditions to be negotiated in good faith on the basis of then prevailing fair market conditions as customary in the related industry, grant INC a corresponding license to use the PHARMA Trademark, and INC will pay PHARMA a royalty of [***] percent ([***]%) on any Net Sales made by INC, its Affiliates and/or other sub-licensees with such Products. If INC should chose both to source the Product from a Third Party and not to use the PHARMA Trademark, any and all rights of INC with respect and in connection with the PHARMA Trademark will terminate and INC shall no longer be entitled to make use of the PHARMA Trademark in any manner whatsoever.

17.2.	Early Termination.

	a.	In the event of an early termination of the Term due to PHARMA or BIOSCIENCE’s breach of this Agreement, the License shall terminate and PHARMA and BIOSCIENCE shall:

		i.	be prohibited for a period of [***] from the date of termination from entering into a License, exclusive or otherwise, granting any third party the right to use the PHARMA Technology to use, import, export, distribute, market, offer for sale, and sell the Licensed Product and the Lamp in the Territory and in the Field (the “Restricted Period”), and

		ii.	during the Restricted Period, negotiate in good faith with INC to enter into a new License Agreement with terms no less favorable than the terms of this Agreement for INC to continue its marketing and sales efforts within the Territory and within the Field.

	b.	In any event of an early termination of the Term the License shall terminate. INC shall,

		i.	assign and transfer any Regulatory Approval or other permissions for the Licensed Product and the Lamp, including without limitation, title to any dossier and/or other information filed with the Regulatory Authorities, free of charge to PHARMA or any designee of PHARMA to INC in writing,

		ii.	take all required steps and cooperate with PHARMA to put such assignment and transfer into effect,

		iii.	except as agreed under Section 13.5. and to the extent INC is required by applicable law to retain any such documentation, upon request by and at the option of PHARMA, immediately either destroy or return to PHARMA all documentation, in particular containing development data, reports and regulatory filing documentation, whether in written form or stored in other media, and

		iv.	provide to PHARMA all information on historical sales and marketing efforts and revenues with respect to the Product.

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	17.3.	Accrued Payment Claims. Termination of this Agreement for any reason whatsoever shall not relieve INC of its obligations to pay all amounts payable to PHARMA which have accrued prior to, but remain unpaid as of, the date of expiration or termination hereof, or which accrue thereafter.

	17.4.	Continued Rights and Obligations of PHARMA. Except as otherwise specifically provided in this Agreement, upon expiration or termination of this Agreement for any reason whatsoever, PHARMA shall have no further obligations to INC hereunder.

	17.5.	Continued Rights and Obligations of INC. Except as otherwise specifically provided in this Agreement, upon expiration or termination of this Agreement for any reason whatsoever, INC shall have no further obligations to PHARMA hereunder.

18.	GENERAL PROVISIONS.

	18.1.	Assignment. Subject to the other terms of this Agreement, no Party shall have the right or the power to assign this Agreement or any of its rights or obligations under this Agreement, without the prior written authorization of all other Parties; provided, however, that the prior written authorization of PHARMA and/or BIOSCIENCE shall not be required should INC, in its reasonable judgment, believe that it is necessary to assign this Agreement to an Affiliate or grant a sub-license under this Agreement, e.g. for the purpose of a co-promotion of the Product in the Territory in order to maximize its value to the Parties. Any permitted assignment hereunder, whether to an Affiliate pursuant to this Section 18.1. or pursuant to the prior written authorization of the other Parties, will (i) only become effective if the assigning Party has notified the other Parties in writing at least [***] days prior to the intended assignment, and (ii) not relieve the assigning Party of any of its obligations under this Agreement, including, but not limited to, the Party’s obligation to make outstanding payments.

	18.2.	Force Majeure. Unless provided otherwise in this Agreement, neither Party shall be liable for any failure to perform, or any delay in the performance of, any of its obligations under this Agreement to the extent that such Party’s performance is prevented by the occurrence of an event of force majeure. For purposes of this Section 18.2., an event of force majeure shall mean and include, war, civil war, insurrection, rebellion, civil unrest, fire, flood, earthquake, adverse weather conditions, strike, lockout, labor unrest, unavailability of supplies, materials or transportation, acts of the public enemy, acts of government authorities and, in general, any other cause or condition beyond the reasonable control of the Party whose performance is affected thereby. In the event that a Party’s performance is affected by the occurrence of any event of force majeure, that Party shall furnish immediate written notice thereof to the other Party hereto.

	18.3.	Notices. All notices, reports and other communications between the Parties under this Agreement shall be sent by registered mail, postage prepaid and return receipt requested, or by facsimile, with a confirmation copy sent by registered mail or courier, addressed as indicated in the introduction to this Amendment, with attention directed as follows:

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For PHARMA:	Attn. General Manager / Geschaeftsfuehrer

For BIOSCIENCE:	Attn. General Manager / Geschaeftsfuehrer

For INC:	Attn. CEO; cc: Legal Department

18.4.	Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of State of Delaware, USA without reference to conflicts of laws principles. The Convention of International Sales of Goods shall not apply. The validity of any intellectual property rights shall be subject to an evaluation under the law of the country in which the intellectual property rights were applied for or have been issued.

The Parties hereto submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or, to the extent required by applicable Law, in such Federal court. The Parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

18.5.	Dispute Resolution. As of the Effective Date, the Parties are unable to foresee all eventualities resulting from future scientific, technical, economic and regulatory developments, possible changes in legislation and/or the practical approach of Regulatory Authorities and/or governmental authorities responsible for the reimbursement of the Products. Therefore, if any such aforementioned, unforeseeable developments and/or changes beyond the reasonable control of the Parties should materially affect the commercial basis of this Agreement as reflected therein and contemplated by the Parties, the Parties agree to discuss such developments and changes in good faith in order to reach agreement on an adequate and reasonable amendment of the relevant provisions of this Agreement.

Notwithstanding the above, nothing in this Section 18.5 shall be interpreted to prohibit either Party from seeking immediate, temporary, or interim equitable relief, including but not limited to injunctive relief or specific performance, if the opposing Party has committed, or has threatened to commit, a material breach of this Agreement that will cause irreparable harm to the non-breaching Party.

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18.6.	In the event of any dispute arising out of or in connection with this Agreement, the Parties agree to try to solve such dispute amicably first by a discussion of both Parties’ chief executive officers. For this purpose, the Party raising such a dispute shall notify the other Party in writing and in reasonable detail about such dispute. In the event that the senior management representatives of the Parties are not able to solve the dispute within [***] business days following receipt of the aforementioned dispute notice by the Party to be notified, the Parties shall conduct a mediation procedure pursuant to 10 Del. C. § 347 and Rules 93 to 95 (the “Mediation Only Program”) or Delaware Court of Chancery Rule 174. Place of the mediation proceedings shall be Boston, Massachusetts. The number of mediators is one (1). The language of the mediation proceeding is English. If the dispute has not been settled pursuant to the said rules within [***] days following the filing of a request for mediation or within such other period as the Parties may agree in writing, either Party may submit the dispute to final and binding arbitration.

Notwithstanding the above, nothing in this Section 18.6 shall be interpreted to prohibit either Party from seeking immediate, temporary, or interim equitable relief, including but not limited to injunctive relief or specific performance, if the opposing Party has committed, or has threatened to commit, a material breach of this Agreement that will cause irreparable harm to the non-breaching Party.

18.7.	Any dispute relating to the validity, performance, construction or interpretation of this Agreement, which cannot be resolved amicably between the Parties, shall be finally determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The decision of the arbitrators shall file final and binding upon the Parties and enforceable in any court of competent jurisdiction. The place of arbitration shall be Boston Massachusetts. The number of arbitrators is three (3). The language of the arbitration proceeding is English. Notwithstanding the above, nothing in this Section 18.7 shall be interpreted to prohibit either Party from seeking immediate, temporary, or interim equitable relief, including but not limited to injunctive relief or specific performance, if the opposing Party has committed, or has threatened to commit, a material breach of this Agreement that will cause irreparable harm to the non-breaching Party.

18.8.	Severability. If any provision of this Agreement is determined by any court or administrative tribunal of competent jurisdiction to be invalid or unenforceable, the Parties shall negotiate in good faith a replacement provision that is commercially equivalent, to the maximum extent permitted by applicable law, to such invalid or unenforceable provision. Unless otherwise provided in this Agreement the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement.

18.9.	Entire Agreement and Amendments. This Agreement, together with all Exhibits attached hereto, constitutes the entire agreement between the Parties, and supersedes all prior agreements, understandings and communications between the Parties, with respect to the subject matter hereof. No modification or amendment of this Agreement shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties; this shall also apply to any change of this clause.

18.10.	Waivers. The failure by either Party hereto to assert any of its rights hereunder, including, but not limited to, the right to terminate this Agreement due to a breach or default by the other Party hereto, shall not be deemed to constitute a waiver by that Party of its right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

18.11.	Press Releases. INC give notice to PHARMA prior to issuing any press release relating to this Agreement within due time to allow for reasonable consideration. The Party issuing the press release shall give due consideration and weight to any comments or concerns raised by the other Party.

[Remainder of page intentionally left blank; Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Amended and Restated License and Supply Agreement as of the date first set forth above.

Biofrontera Pharma GmbH		Biofrontera Bioscience GmbH

Name:	[***]	Name:	[***]

Title:	[***]	Title:	[***]

Signature:	/s/ [***]	Signature:	/s/ [***]

Date:	June 16, 2021	Date:	[***]

Name:	[***]	Name:	[***]

Title:	[***]	Title:	[***]

Signature:	/s/ [***]	Signature:	/s/ [***]

Date:	June 16, 2021	Date:	[***]

Biofrontera Inc

Name:	[***]

Title:	[***]

Signature:	/s/ [***]

Date:	6/17/2021

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EXHIBIT RECITAL (C)

List of Patents and Trademarks

1.	Patent US 6,559,183 B1 granted in the USA describing the combination of 5-ALA and nanoemulsions.
2.	Patent application US 2009/0324727 Al pending in the USA describing the specific nanoemulsion used in Ameluz®.
3.	Trademark “Biofrontera” (International registration no. 935601) registered in the USA.
4.	Figurative trademark “Biofrontera” (International registration no. 1075749) registered in the USA.
5.	Trademark “Ameluz” (International registration no. 1031222) registered in the USA.
6.	Trademarks RHODOLED (International registration no. 1111189) and BF-RhodoLED (International registration no. 1113422), registered in the USA.

EXHIBIT 3.2

Sales Forecast of Ameluz® Units

	Year 2016	Year 2017	Year 2018	Year 2019
Total Treatments/ Quantities (tubes)	[***]	[***]	[***]	[***]

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